EXHIBIT 10.1.13

This Guaranty has been subordinated to the terms of that certain Revolving Credit and Term Loan Agreement dated as of August 19, 2003, by and among Staktek Holdings, Inc., SC Merger Sub, Inc., Research Applications, Inc., Comerica Bank as Agent (“Agent”) and the other financial institutions party thereto from time to time (the “Banks”), as the same may be amended, restated or otherwise modified from time to time after the date hereof pursuant to the terms of that certain Subordination Agreement dated as of August 19, 2003, by and among Agent, the Banks, Austin Ventures VII, L.P. and Austin Ventures VIII, L.P., as the same may be amended, restated or otherwise modified from time to time after the date hereof.

GUARANTY

THIS GUARANTY (this “Agreement”) is made as of August 19, 2003, by and among Staktek Corporation, a Texas corporation, Staktek GP LLC, a Delaware limited liability company, Staktek LP LLC, a Delaware limited partnership, Staktek Group L.P., a Texas limited partnership, and Research Applications, Inc., a Texas corporation (each a “Guarantor” and collectively, “Guarantors”), for the benefit of Austin Ventures VII, L.P., a Delaware limited partnership, and Austin Ventures VIII, L.P., a Delaware limited partnership (collectively, “Lender”), with reference to the following facts:

A. Pursuant to that certain Loan Agreement dated as of August 19, 2003 (as the same may be amended, restated or otherwise modified from time to time after the date hereof, the “Loan Agreement”), Lender has extended certain financial accommodations to Staktek Holdings, Inc., a Delaware corporation (the “Borrower”), as provided therein.

B. The loan made pursuant to the Loan Agreement is further evidenced by that certain Term Note (the “Note”) in the original principal amount of Thirty Four Million Five Hundred Thousand Dollars ($34,500,000) by Borrower in favor of Lender.

C. Each of the Guarantors has become a direct or indirect subsidiary of Borrower and as a result thereof shall receive direct and/or indirect benefits from the loan evidenced by the Note and the Loan Agreement.

D. Pursuant to the terms of the Loan Agreement, Guarantors are required to execute and deliver a guaranty in the form of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Guarantors hereby jointly and severally guarantee to Lender the due and punctual payment to Lender when due, whether by acceleration or otherwise, of all obligations owing under the Note, the Loan Agreement or any other document evidencing or securing the loan evidenced thereby, and all extensions, renewals, amendments, replacements or substitutions of any of the foregoing (collectively, the “Indebtedness”), including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Indebtedness, whether such Indebtedness is now existing or hereafter arising. Each Guarantor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of demand, notice of intent to demand, notice of acceleration, notice of intent to accelerate, notice of default and diligence in collecting any Indebtedness, and agrees that Lender may modify the terms of borrowing, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any part or all of any Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Guarantors and without affecting in any manner Lender’s rights under this Agreement. Each Guarantor further waives any and all other notices to which such Guarantor might otherwise be entitled. Each Guarantor acknowledges and agrees that Lender’s rights under this Agreement are not conditioned upon pursuit by Lender of any remedy Lender may have against Borrower or any other person or any other security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reasons, and no defense or setoff available at any time to Borrower, shall impair, affect or be a defense or setoff to Lender’s rights under this Agreement.

2. The obligations of each Guarantor hereunder shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Note, any of the related documents or this Agreement, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Agreement shall be in accordance with the terms hereof), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the Note or any related documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to any Guarantor. Each Guarantor hereby further covenants that no security now or subsequently held by Lender for the payment of the Indebtedness, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Lender in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Agreement, and that Lender in its sole discretion and without notice to any Guarantor, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Agreement. Each Guarantor hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Note or any of the other related documents, any right to require a proceeding first against Borrower, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of Borrower, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Agreement shall not be terminated, discharged or released except, upon final payment in full of all Indebtedness due and to become due from Borrower, and only to the extent of any such payment, performance and discharge unless otherwise specifically provided herein.

3. Each Guarantor delivers this Agreement based solely on such Guarantor’s independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Lender. Each Guarantor assumes full responsibility for obtaining any further information concerning Borrower’s financial condition, the status of the Indebtedness or any other matter which such Guarantor may deem necessary or appropriate now or later. Each Guarantor waives any duty on the part of Lender, and agrees that it is not relying upon nor expecting Lender, to disclose to such Guarantor any fact now or later known by Lender, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any Event of Default (as defined below) with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon such Guarantor’s risk under this Agreement or such Guarantor’s rights against Borrower. Each Guarantor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Borrower may incur Indebtedness to Lender after the financial condition of Borrower, or Borrower’s ability to pay debts as they mature, has deteriorated. Each Guarantor represents that: (a) Lender has not made any representation to such Guarantor as to the creditworthiness of Borrower; and (b) such Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower’s financial condition. Each Guarantor acknowledges that Lender does not have any obligation to keep such Guarantor adequately informed of any facts, events or circumstances which might in any way affect the risks of such Guarantor under this Agreement.

4. Each Guarantor acknowledges that the effectiveness of this Agreement is not conditioned on any or all of the Indebtedness being guaranteed by anyone else. Subject to the terms of the Note, Lender, in its sole discretion, without notice to any Guarantor, may release, exchange, enforce and otherwise deal with any security now or later held by Lender for payment of the Indebtedness without affecting in any manner Lender’s rights under this Agreement. Each Guarantor acknowledges and agrees that Lender does not have any obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and such Guarantor is not relying upon assets in which Lender has or may have a lien or security interest for payment of the Indebtedness.

5. Until all of the Indebtedness has been paid in full, each Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against Borrower with respect to this Agreement, whether these rights arise under an express or implied contract or by operation of law. It is the intention of the parties that, until all of the Indebtedness has been paid in full, each Guarantor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as the same may be amended) of Borrower (or any other guarantor) by reason of the existence of this Agreement in the event that Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce Lender to enter into certain written contracts with Borrower included in the Indebtedness. Each Guarantor warrants and agrees that none of Lender’s rights, remedies or interests shall be directly or indirectly impaired because of any of such Guarantor’s status as an “insider” or “affiliate” of Borrower, and each Guarantor shall take any action, and shall execute any document, which Lender may request in order to effectuate this warranty to Lender.

6. Each Guarantor waives any right to require Lender to: (a) proceed against any person, including without limit Borrower; (b) proceed against or exhaust any security held from Borrower or any other person; (c) pursue any other remedy in Lender’s power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of Indebtedness held by Lender as security, in connection with any other obligations or evidences of Indebtedness which continues in whole or in part of the Indebtedness secured under this Agreement, or in connection with the creation of new or additional Indebtedness.

7. Each Guarantor waives any defense based upon or arising by reason of (a) any disability or other defense of Borrower or any other person; (b) the cessation or limitation from any cause, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower or any defect in the formation of Borrower; (d) the application by the Debtor of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or such Guarantor; (e) any act or omission by Lender which directly or indirectly result in or aids the discharge of Borrower any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form, including without limit the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of Indebtedness or any part of it, including without limit increase or decrease of the rate of interest. Each Guarantor waives any defense such Guarantor may have based upon any election of remedies by Lender which destroys such Guarantor’s subrogation rights or such Guarantor’s right to proceed against Borrower for reimbursement, including without limit any loss of rights such Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Indebtedness.

8. Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of Lender to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting Borrower, any or all of the Guarantors or any other person including any discharge of, or bar or stay against collecting, all or any of the Indebtedness in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of Borrower or any or all of the Guarantors, or any other party providing collateral for any indebtedness of Borrower covered by this Guaranty, or any of their respective Affiliates; (iii) the election by the Lender in any bankruptcy proceeding of any person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Cod; (iv) any extension of credit or the grant of any security interest or lien under Section 363 of the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (vi) the avoidance of any security interest or lien in favor of Lender for any reason; (vii) any action taken by Lender that is authorized by this paragraph or any other provision of this Guaranty; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

9. Each of the Guarantors hereby waives to the fullest extent possible under applicable law, any defense based upon the doctrine of marshaling of assets or upon an election of remedies by the bank, including, without limitation, an election to proceeds by non-judicial rather than judicial foreclosure, and any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

10. Subject to any applicable notice and cure provisions contained in the Note, the occurrence of any Event of Default as defined in the Loan Agreement or the breach of any of the provisions of this Agreement shall be deemed to be an “Event of Default” under this Agreement and shall entitle Lender to exercise its remedies under this Agreement or as otherwise provided by law. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled, subject to applicable law, to exercise all of its remedies specified herein, in the Loan Agreement, in the Note, or in any other document executed in connection with the Loan Agreement, the Note or this Agreement, or provided by law.

11. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or part, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by Lender in respect of the Indebtedness is returned, disgorged, or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against a Guarantor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Lender, and whether or not Lender relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against Lender relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to Lender for the Indebtedness, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by Lender of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of Lender), in which case this Agreement shall be enforceable to the extent of all liability, costs and expenses (including without limit reasonable attorneys’ fees) incurred by Lender as the direct or indirect result of any environmental condition or hazardous or toxic substances. For purposes of this Agreement, “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities.

12. This Agreement constitutes the entire agreement of Guarantors and Lender with respect to the subject matter of this Agreement. No waiver, consent, modification, or change of the terms of this Agreement shall bind Guarantors or Lender unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification, or change shall be effective only in the specific instance and for the specific purpose given. This Agreement shall inure to the benefit of Lender and its successors and assigns. This Agreement shall be binding on Guarantors and each Guarantor’s successors, and assigns, including without limit any debtor in possession or trustee in bankruptcy for such Guarantor. Each Guarantor has entered into this Agreement in good faith for the purpose of inducing Lender to extend credit to make other financial accommodations to Borrower and such Guarantor acknowledges that the terms of this Agreement are reasonable. If any provision of this

Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

13. Each Guarantor agrees to reimburse Lender for any and all reasonable costs and expenses (including without limit court costs, legal fees, and reasonable attorney fees whether inside or outside counsel is used, whether or not suit is instituted and, if instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise and audit expenses) incurred in enforcing any of the duties and obligations of such Guarantor or rights of Lender under this Agreement, except, however, costs and expenses arising solely as a result of the gross negligence or willful misconduct by Lender.

14. Notices to the parties under this Agreement shall be given in writing and given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address as set forth on the signature pages hereto or at such other address of a party as designated in writing by such party. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed shall be deemed given two business day s after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if delivered by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of facsimiles).

15. LENDER (BY ACCEPTANCE OF THE BENEFITS HEREUNDER) AND THE GUARANTORS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER LENDER NOR GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

16. Each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Texas state court in any action or proceeding arising out of or relating to this Agreement and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Texas state court. Each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Texas by the delivery of copies of such process to such Guarantor at its address specified below or by certified mail directed to such address or such other address as may be designated by such Guarantor in any notice to that complies as to delivery with the terms specified herein. Nothing in this paragraph shall affect the right of Lender to serve process in any other manner permitted by law or limit the right of Lender to bring any such action or proceeding against any Guarantor or any of its property in the courts of any other jurisdiction. Each Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

17. All capitalized terms not specifically defined herein which are defined in the Loan Agreement are used as defined in the Loan Agreement.

18. The obligations of Guarantor hereunder shall be joint and several, each with all and each with any one or more of the others, and may be enforced against each severally or jointly. Any Guarantor may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantor hereunder shall in no way be affected thereby. The Lender may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter Lender may, without notice to any Guarantor, extend or renew any or part or all of any Indebtedness of Borrower under the Note or otherwise and may permit any such Person to incur additional Indebtedness without affecting in any manner the unconditional obligation of each Guarantor hereunder. Such action shall not affect any right of contribution among Guarantors.

19. Notwithstanding anything to the contrary contained herein, it is the intention of Guarantors and Lender that the amount of the respective Guarantor’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that such Guarantor’s respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of such Guarantor’s respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section, then the amount of such excess shall, from and after the time of payment by Guarantors (or any of them), be reimbursed by Lender upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of Lender hereunder against Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section that would not otherwise be available under Applicable Insolvency Laws.

GUARANTORS:

STAKTEK CORPORATION, a Texas corporation

By:	/s/ Joseph C. Aragona

Joseph C. Aragona President

Address:	c/o Austin Ventures 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Chief Financial Officer Facsimile No.: (512) 476-3952

STAKTEK GP LLC, a Delaware limited liability company

By:	/s/ James W. Cady

Its:	President

Address:	c/o Austin Ventures 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Chief Financial Officer Facsimile No.: (512) 476-3952

STAKTEK LP LLC, a Delaware limited partnership

By:	/s/ Francis Jacobs

Its:	President

Address:	c/o Austin Ventures 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Chief Financial Officer Facsimile No.: (512) 476-3952

Signature Page to Guaranty

STAKTEK GROUP L.P., a Texas limited partnership

By:	/s/ James W. Cady

Its:	Staktek GP LLC President & CEO

Address:	c/o Austin Ventures 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Chief Financial Officer Facsimile No.: (512) 476-3952

RESEARCH APPLICATIONS, INC., a Texas corporation

By:	/s/ Joseph C. Aragona

Joseph C. Aragona President

Address:	c/o Austin Ventures 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Chief Financial Officer Facsimile No.: (512) 476-3952

Signature Page to Guaranty